Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Natural Resource Partners LP

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-217205, 333-187883, 333-262435) and Form S-8 (No. 333-222970) of Natural Resource Partners LP of our report dated March 2, 2023, relating to the consolidated financial statements of Sisecam Wyoming LLC, which appear in this Annual Report on Form 10-K of Natural Resource Partners LP.

/s/ BDO USA, LLP

Atlanta, Georgia

March 2, 2023